EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2004, except for Note 2, for which the date is March 25, 2004 with respect to the consolidated financial statements of Star Scientific, Inc. included in its Annual Report (Form 10-K), for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Aidman, Piser & Company, P.A.

Tampa, Florida

December 29, 2004